TRUSTCO BANK CORP NY	EXHIBIT 99

	2016 Restricted Stock Unit Award		2016 Performance Share Award (1)
	Number of units	Restriction Lapse Date	Number of shares	Restriction Lapse Date

Directors
Dennis A. DeGennaro	1,500	11/15/2019

Brian C. Flynn	1,500	11/15/2019

Thomas O. Maggs	1,500	11/15/2019

Anthony J. Marinello, M.D., Ph.D	1,500	11/15/2019

William D. Powers	1,500	11/15/2019

William J. Purdy	1,500	11/15/2019

Total 2016 Awards	9,000

Employees
Robert J. McCormick	19,000	11/15/2019	28,500	11/15/2019

Robert Cushing	10,000	11/15/2019	15,000	11/15/2019

Scot Salvador	10,000	11/15/2019	15,000	11/15/2019

Robert Leonard	10,000	11/15/2019	15,000	11/15/2019

Michael Ozimek	2,600	11/15/2019	3,900	11/15/2019

Eric Schreck	2,600	11/15/2019	3,900	11/15/2019

Total 2016 Awards	54,200		81,300

(1)	In addition to the time period for the vesting there are also performance criteria as detailed in the agreement